Exhibit 4(b)
                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 20th day of October, 2003, by and between Eaton Vance Growth Trust, a
Massachusetts business trust ("Growth Trust"), on behalf of its series Eaton Vance Small-Cap Fund ("EV Fund"), and Growth Trust, on behalf of its series Atlanta Capital Small-Cap Fund ("AC Fund").

                                   WITNESSETH:

     WHEREAS, Growth Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as EV and AC Funds).

     WHEREAS, the Trustees of Growth Trust are authorized to establish one or more classes of shares of a series and, in the case of EV Fund, have established a single class of shares ("EV Fund Shares") and, in the case of AC Fund, have established multiple classes of shares, including Class A shares (such Class A shares referred to herein as "AC Fund Shares").

     WHEREAS, EV Fund and AC Fund currently invest all of their assets in Small-Cap Portfolio ("Small-Cap Portfolio" or the "Portfolio"), a New York trust registered under the 1940 Act as an open-end management investment company;

     WHEREAS, Boston Management and Research, a wholly owned subsidiary of Eaton Vance Management, serves as investment adviser to Small-Cap Portfolio;

     WHEREAS, Growth Trust desires to provide for the reorganization of EV Fund through the acquisition by AC Fund of substantially all of the assets of EV Fund in exchange for AC Fund Shares in the manner set forth herein and AC Fund's assumption of all of the liabilities of EV Fund; and

     WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.  DEFINITIONS
    -----------

    1.1   The term "1933 ACT" shall mean the Securities Act of 1933, as amended.

    1.2 The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    1.3   The  term   "AGREEMENT"   shall  mean  this   Agreement  and  Plan  of
          Reorganization.

    1.4 The term "ASSUMED LIABILITIES" shall mean all liabilities, expenses, costs, charges, receivables and payables of EV Fund as of the Close of Trading on the New York Stock Exchange on the Valuation Date.

    1.5 The term "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday and that the New York Stock Exchange is open.

    1.6 The term "CLOSE OF TRADING ON THE NYSE" shall mean the close of regular trading, which is usually 4:00 p.m. Eastern time.

    1.7   The  term  "CLOSING"   shall  mean  the  closing  of  the  transaction
          contemplated by this Agreement.

    1.8 The term "CLOSING DATE" shall mean the first Monday following receipt of all necessary regulatory approvals or such other date as may be agreed by the parties on which the Closing is to take place.

    1.9   The  term   "COMMISSION"   shall  mean  the  Securities  and  Exchange
          Commission.

    1.10  The term "CUSTODIAN" shall mean Investors Bank & Trust Company.

    1.11  The term "DELIVERY  DATE" shall mean the date  contemplated by Section
          3.3 of this Agreement.

    1.12 The term "INFORMATION STATEMENT" shall mean the combined prospectus and information statement furnished to the EV Fund shareholders in connection with this transaction.

    1.13 The term "GROWTH TRUST N-1A" shall mean the registration statement, as amended, on Form N-1A of Growth Trust with respect to the Funds in effect on the date hereof or on the Closing Date, as the context may require.

    1.14 The term "GROWTH TRUST N-14" shall mean Growth Trust's registration statement on Form N-14, as may be amended, that describes the transactions contemplated by this Agreement and registers the AC Fund Shares to be issued in connection with the transactions.

    1.15  The term "NYSE" shall mean the New York Stock Exchange.

    1.16  The term "VALUATION DATE" shall mean the Closing Date.

2.  TRANSFER AND EXCHANGE OF ASSETS
    -------------------------------

    2.1 TRANSFER OF ASSETS OF EV FUND. At the Closing, Growth Trust shall transfer all of the assets of EV Fund and assign all Assumed Liabilities to AC Fund, and AC Fund shall acquire such assets and shall assume such Assumed Liabilities upon delivery by AC Fund to EV Fund on the Closing Date of AC Fund Shares (including, if applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the Assumed Liabilities, all determined and adjusted as provided in
          Section 2.2. Upon delivery of the assets, AC Fund will receive good and marketable title thereto free and clear of all liens.

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    2.2   COMPUTATION  OF NET ASSET VALUE.  The net asset value per share of the
          AC Fund Shares and the net value of the assets of EV Fund subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The net asset value of the AC Fund Shares shall be computed in the manner set forth in the Growth Trust Form N-1A.

          In determining the value of the assets transferred by EV Fund to AC Fund, such assets shall be priced in accordance with the policies and procedures described in the Growth Trust N-1A. All such computations shall be subject to review, in the discretion of Growth Trust's Treasurer, by Deloitte & Touche LLP, Growth Trust's auditors.

3.  CLOSING DATE, VALUATION DATE AND DELIVERY
    -----------------------------------------

    3.1 CLOSING DATE. The Closing shall be at the offices of Eaton Vance Management, The Eaton Vance Building, 255 State Street, Boston, MA 02109 immediately prior to the opening of Eaton Vance's business on the Closing Date. All acts taking place at Closing shall be deemed to take place simultaneously as of 5:00 p.m. Eastern time on the Closing Date unless otherwise agreed in writing by the parties.

    3.2 VALUATION DATE. Pursuant to Section 2.2, the net value of the assets of EV Fund and the net asset value per share of AC Fund Shares shall be determined as of the Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The stock transfer books of Growth Trust with respect to EV Fund will be permanently closed, and sales of EV Fund Shares shall be suspended, as of the close of business of Growth Trust on the Valuation Date. Redemption requests thereafter received by Growth Trust with respect to EV Fund shall be deemed to be redemption requests for AC Fund Shares to be distributed to shareholders of EV Fund under this
          Agreement provided that the transactions contemplated by this Agreement are consummated.

          In the event that trading on the NYSE or on another exchange or market on which securities held by Small-Cap Portfolio shall be disrupted on the Valuation Date so that, in the judgment of Growth Trust, accurate appraisal of the net assets of EV Fund to be transferred hereunder or the assets of AC Fund is impracticable, the Valuation Date shall be postponed until the first Business Day after the day on which trading on such exchange or in such market shall, in the judgment of Growth Trust, have been resumed without disruption. In such event, the Closing Date shall be postponed until one Business Day after the Valuation Date.

    3.3 DELIVERY OF ASSETS. After the close of business on the Valuation Date, Growth Trust shall issue instructions providing for the delivery of all assets of EV Fund to the Custodian to be held for the account of AC Fund, effective as of the Closing.

4.  EV FUND DISTRIBUTIONS AND TERMINATION
    -------------------------------------

     As soon as reasonably practicable after the Closing Date, Growth Trust shall pay or make provisions for the payment of the remaining debts and taxes, if any, of EV Fund and distribute all remaining assets, if any, to shareholders of EV Fund, and EV Fund shall thereafter be terminated under Massachusetts law.

     At, or as soon as may be practicable following the Closing Date, Growth Trust on behalf of EV Fund shall distribute the AC Fund Shares it received from the AC Fund to the shareholders of the EV Fund and shall instruct AC

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     Fund  as to the  amount  of the pro  rata  interest  of  each of EV  Fund's shareholders as of the close of business on the Valuation Date (such shareholders to be certified as such by the transfer agent for Growth Trust), to be registered on the books of AC Fund, in full and fractional AC Fund Shares, in the name of each such shareholder, and AC Fund agrees promptly to transfer the AC Fund Shares then credited to the account of EV Fund on the books of AC Fund to open accounts on the share records of AC Fund in the names of EV Fund shareholders in accordance with said instruction. All issued and outstanding EV Fund Shares shall thereupon be canceled on the books of Growth Trust. AC Fund shall have no obligation to inquire as to the correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. As soon as reasonably practicable, but in all events within six months after the Closing Date, the status of EV Fund as a designated series of shares of Growth Trust shall be terminated, provided, however, that such termination shall not be required if this reorganization is not consummated.

5.  LIABILITIES AND EXPENSES
    ------------------------

     AC Fund shall acquire all liabilities of EV Fund, whether known or unknown, or contingent or determined existing as of the Closing Date. Growth Trust will discharge all known liabilities of EV Fund, so far as may be possible, prior to the Closing Date. EV Fund and AC Fund shall bear their respective expenses, in connection with carrying out this Agreement.

6.  SMALL-CAP PORTFOLIO'S REPRESENTATIONS AND WARRANTIES
    ----------------------------------------------------

     The Small-Cap Portfolio hereby represents, warrants and agrees as follows:

    6.1 LEGAL EXISTENCE. The Portfolio is a trust duly organized and validly existing under the laws of the State of New York.

    6.2 REGISTRATION UNDER 1940 ACT. The Portfolio is duly registered with the Commission as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

    6.3 FINANCIAL STATEMENTS. The statement of assets and liabilities, schedule of portfolio investments and related statements of operations and changes in net assets dated September 30, 2002 (audited) and March 31, 2003 (unaudited) fairly present the financial condition of the Portfolio as of said dates in conformity with generally accepted accounting principles.

    6.4 NO MATERIAL EVENTS. There are no legal, administrative or other proceedings pending, or to its knowledge, threatened against the Portfolio that would materially affect its financial condition.

    6.5 REQUISITE APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Portfolio's Board of Trustees by vote taken at a meeting of such Board duly called and held on October 20, 2003.

    6.6 NO MATERIAL VIOLATIONS. The Portfolio is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-Laws, as each may be amended, or of any agreement, indenture, instrument, contract, lease or other undertaking to which it is a party or by which it is bound.

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
    6.7 TAXES AND RELATED FILINGS. Except where failure to do so would not have a material adverse effect on the Portfolio, the Portfolio has filed and will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including the taxable year ended September 30, 2003 and no such filings or reports are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable have been paid or will be paid, so far as due. The Portfolio is classified as a partnership for federal tax purposes, has qualified as such for each taxable year of its operations, and will qualify as such as of the Closing Date.

    6.8 GOOD AND MARKETABLE TITLE. On the Closing Date, the Portfolio will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever.

    6.9 BOOKS AND RECORDS. The Portfolio has maintained all records required under Section 31 of the 1940 Act and rules thereunder.

7.  GROWTH TRUST'S REPRESENTATIONS AND WARRANTIES
    ---------------------------------------------

     Growth Trust, on behalf of each of EV Fund and AC Fund, hereby represents, warrants and agrees as follows:

    7.1 LEGAL EXISTENCE. Growth Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts. Each of EV Fund and AC Fund is a validly existing series of Growth Trust. Growth Trust is authorized to issue an unlimited number of shares of beneficial interest of AC Fund.

    7.2 REGISTRATION UNDER 1940 ACT. Growth Trust is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

    7.3 FINANCIAL STATEMENTS. The statement of assets and liabilities and the schedule of portfolio investments and the related statements of operations and changes in net assets of EV Fund and AC Fund dated September 30, 2002 (audited) and March 31, 2003 (unaudited), fairly present the financial condition of EV Fund and AC Fund as of said dates in conformity with generally accepted accounting principles and there have been no material adverse changes since the dates thereof.

    7.4 NO CONTINGENT LIABILITIES. There are no known contingent liabilities of EV Fund or AC Fund not disclosed and there are no legal, administrative or other proceedings pending, or to the knowledge of Growth Trust, threatened, against either of EV Fund or AC Fund that would materially affect its financial condition.

    7.5 REQUISITE APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the Board of Trustees of Growth Trust by vote taken at a meeting of such Board duly called and held on October 20, 2003. No approval of the shareholders of either Fund is required in connection with this Agreement or the transactions contemplated hereby. The Agreement has been executed and delivered by a duly authorized officer

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
          of Growth Trust and is a valid and legally binding obligation of each of AC Fund and EV Fund enforceable in accordance with its terms.

    7.6 NO MATERIAL VIOLATIONS. Growth Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-Laws, as each may be amended, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Growth Trust is a party or by which it is bound.

    7.7 TAXES AND RELATED FILINGS. Except where failure to do so would not have a material adverse effect on EV Fund or AC Fund (i) each of EV Fund and AC Fund has filed or will file (or has obtained valid extensions of filing dates for) all required federal, state and local tax returns and reports for all taxable years through the taxable year ended September 30, 2003 and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority; and (ii) all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due. Each of EV Fund and AC Fund has elected to be treated as a "regulated investment company" under Section 851 and 852 of the Code, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing Date.

    7.8 GROWTH TRUST N-1A NOT MISLEADING. The Growth Trust N-1A conforms on the date of the Agreement, and will conform on the Closing Date, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

8.  CONDITIONS PRECEDENT TO CLOSING
    -------------------------------

     The obligations of the parties hereto shall be conditioned on the following:

    8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties made herein will be true and correct as of the date of this Agreement and on the Closing Date.

    8.2 PENDING OR THREATENED PROCEEDINGS. On the Closing Date, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

    8.3 REGISTRATION STATEMENT. The Growth Trust N-14 shall have become effective under the 1933 Act; no stop orders suspending the effectiveness of such Growth Trust N-14 shall have been issued; and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Information Statement shall have been delivered to each shareholder of record of EV's Fund in accordance with the provisions of applicable law.

    8.4 DECLARATION OF DIVIDEND. Growth Trust shall have declared a dividend or dividends, which, together with all previous such dividends, shall have the effect of distributing to EV Fund shareholders all of EV Fund's investment company taxable income (as defined in Section 852 of

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          the Code)  (computed  without  regard to any  deduction  for dividends paid) for the final taxable period of EV Fund, all of its net capital gain realized in the final taxable period of EV Fund (after reduction for any capital loss carryforward) and all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the final taxable period of EV Fund.

    8.5   STATE SECURITIES LAWS. The parties shall have received all permits and
          other   authorizations   necessary  under  state  securities  laws  to
          consummate the transactions contemplated herein.

    8.6 PERFORMANCE OF COVENANTS. Each party shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by each such party prior to or at the Valuation Date and the Closing Date.

    8.7   DUE DILIGENCE.  Growth Trust shall have had reasonable  opportunity to
          have  its  officers  and  agents   review  the  records  of  Small-Cap
          Portfolio.

    8.8 NO MATERIAL ADVERSE CHANGE. From the date of this Agreement, through the Closing Date, there shall not have been:

          (1) any change in the business, results of operations, assets or financial condition or the manner of conducting the business of EV Fund or AC Fund (other than changes in the ordinary course of its business, including, without limitation, dividends and distributions in the ordinary course and changes in the net asset value per share) which has had a material adverse effect on such business, results of operations, assets or financial condition, except in all instances as set forth in the financial statements;

          (2) any loss (whether or not covered by insurance) suffered by EV Fund or AC Fund materially and adversely affecting EV Fund or AC Fund, other than depreciation of securities;

          (3) issued by Growth Trust to any person any option to purchase or other right to acquire shares of any class of EV Fund or AC Fund Shares (other than in the ordinary course of Growth Trust's business as an open-end management investment company);

          (4) any indebtedness incurred by Small-Cap Portfolio for borrowed money or any commitment to borrow money entered into by Small-Cap Portfolio except as permitted in Growth Trust N-1A and disclosed in financial statements required to be provided under this Agreement;

          (5) any amendment to the Declaration of Trust or By-Laws of Growth Trust that will adversely affect the ability of Growth Trust to comply with the terms of this Agreement; or

          (6) any grant or imposition of any lien, claim, charge or encumbrance upon any asset of Small-Cap Portfolio except as provided in the Growth Trust N-1A so long as it will not prevent Growth Trust from complying with Section 7.8.

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
    8.11 LAWFUL SALE OF SHARES. On the Closing Date, AC Fund Shares to be issued pursuant to Section 2.1 of this Agreement will be duly authorized, duly and validly issued and outstanding, and fully paid and non-assessable by Growth Trust, and conform in all substantial respects to the description thereof contained in the Growth Trust N-14 and Information Statement furnished to the EV Fund shareholders, and the AC Fund Shares to be issued pursuant to paragraph 2.1 of this Agreement will be duly registered under the 1933 Act by the Growth Trust N-14 and will be offered and sold in compliance with all applicable state securities laws.

    8.12 DOCUMENTATION AND OTHER ACTIONS. Growth Trust shall have executed such documents and shall have taken such other actions, if any, as reasonable requested to fully effectuate the transactions contemplated hereby.

9.  ADDRESSES
    ---------

     All notices required or permitted to be given under this Agreement shall be given in writing to Eaton Vance Growth Trust, The Eaton Vance Building, 255 State Street, Boston, MA 02109 (Attention: Secretary), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

10. TERMINATION
    -----------

     This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Section 6, 7 or 8 hereof have not been performed or do not exist on or before January 30, 2004. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

11. MISCELLANEOUS
    -------------

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Growth Trust represents that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Growth Trust represents that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

12. PUBLICITY
    ---------

     Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as Growth Trust shall determine.

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
13. AMENDMENTS
    ----------

     At any time (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and
     (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing). The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14. MASSACHUSETTS BUSINESS TRUST
    ----------------------------

     References in this Agreement to Growth Trust mean and refer to the Trustees, from time to time serving under its Declarations of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Growth Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Growth Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in such Declaration of Trust. No series of Growth Trust shall be liable for the obligations of any other series.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and its seal affixed hereto by their officers thereunto duly authorized, as of the day and year first above written.


ATTEST:                                EATON VANCE GROWTH TRUST
                                       (on behalf of Eaton Vance Small-Cap Fund)


/s/ Alan R. Dynner                     By:  /s/ Thomas E. Faust Jr.
------------------------                    -----------------------------------
Secretary                                   President


                                       EATON VANCE GROWTH TRUST
                                       (on behalf of Atlanta Capital Small-Cap
                                       Fund)


/s/ Alan R. Dynner                     By:  /s/ Thomas E. Faust Jr.
------------------------                    -----------------------------------
Secretary                                   President


                                       SMALL-CAP PORTFOLIO

/s/ Alan R. Dynner                     By:  /s/ James B. Hawkes
------------------------                    -----------------------------------
Secretary                                   President
                                            (For purposes of Section 6 only)